Exhibit 10.13

CUSTODIAL AGREEMENT
THIS CUSTODIAL AGREEMENT (the “Agreement”), dated as of October 30, 2014, by and among ACAS FUNDING II, LLC, a Delaware limited liability company (the “Borrower”), AMERICAN CAPITAL LEVERAGED FINANCE MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”), DEUTSCHE BANK AG, NEW YORK BRANCH (the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as custodian and securities intermediary (the “Custodian”).
W I T N E S S E T H:
WHEREAS, the Borrower has entered into a credit agreement with the Administrative Agent, in such capacity and in its capacity as a Lender, and each other Lender party thereto from time to time (as amended, the “Credit Agreement”) and a security agreement with the Administrative Agent (as amended, the “Security Agreement”), each dated as of the date hereof (all terms defined in the Credit Agreement or the Security Agreement and not otherwise defined in this Agreement, as used herein, have the respective meanings provided for therein);
WHEREAS, pursuant to the Security Agreement, the Borrower granted to the Administrative Agent for the benefit of itself and the Lenders a continuing first priority security interest in all right, title and interest of the Borrower in, to and under all of the property specified in Section 2(a) of the Security Agreement, including the Accounts (as defined below), whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Pledged Property”);
WHEREAS, each of the Borrower and the Administrative Agent desires to have the Custodian perform certain duties and provide such additional services as the Administrative Agent may from time to time request, in respect of the Pledged Property, consistent with the terms of this Agreement; and
WHEREAS, the Custodian has the capacity to provide the services required hereby and is willing to perform such services for the Borrower and the Administrative Agent on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Section 1.    Appointment and Duties of the Custodian.

(a)    The Borrower and the Administrative Agent each hereby appoints Deutsche Bank Trust Company Americas, and it hereby accepts the appointment, to act as Custodian pursuant to the terms of this Agreement, until the termination of this Agreement or the Custodian’s resignation or removal as custodian pursuant to Section 11 hereof. In such capacity, the Custodian shall assist the Administrative Agent, the Borrower and the Manager by performing certain services and providing to the Borrower, the Manager and the Administrative Agent certain reports and schedules, all as more particularly described below (including Section 1 and Section 2 hereof) and in Schedule A hereto (collectively, the “Services”), in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and based upon information and data received by the Custodian (i) from or on behalf of the Borrower, the Manager or the Administrative Agent and (ii) with respect to any Property (as defined below). The Custodian’s duties and authority hereunder are limited to the duties and authority specifically set forth in this Agreement and no implied or inferred obligations of any kind shall be read into this Agreement, against or on the part of the Custodian. By entering into, or performing its duties under, this Agreement, the Custodian shall not be deemed to assume any obligations or liabilities of the Administrative Agent, the Borrower or the Manager under any agreement to which any of them is a party, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Administrative Agent, the Borrower or of the Manager under or pursuant to any other agreement.

(b)    The Borrower hereby employs the Custodian as custodian of all Pledged Property of the Borrower which is delivered to the Custodian pursuant to the terms and conditions set forth herein (collectively, the “Property”). For purposes of this Agreement, “delivery” of Property shall include (i) the acquisition of a Security Entitlement with respect thereto and (ii) any other form of delivery set forth in the Credit Agreement or the Security Agreement. Without limitation, the Property shall include (i) stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non‑cash investment property of the Borrower (“Securities”), (ii) cash and other funds from whatever source and in whatever currency (“Cash”) and (iii) Assignment Agreements, promissory notes and other agreements and supporting documentation relating to Bank Loans and other General Intangibles. The Custodian shall not be responsible for any Pledged Property of the Borrower held or received by the Borrower or others and not delivered to the Custodian.

The Custodian agrees to establish and maintain, in its capacity as Securities Intermediary pursuant to Section 2 hereof, the Custodial Account, account number AC14B3.1 (together with any sub‑accounts thereof, the “Custodial Account”). Any and all Property consisting of Securities or negotiable Instruments from time to time received and accepted by the Custodian for the account of the Borrower shall be credited to the Custodial Account. The Custodian agrees to establish and maintain on its books, in its capacity as Bank (as that term is defined in the UCC) pursuant to Section 2 hereof, the Cash Collateral Account, account number AC14B3.2 (together with any sub‑accounts thereof, the “Cash Collateral Account”). Any and all Property consisting of Cash from time to time received and accepted by the Custodian for the account of the Borrower shall be credited to the Cash Collateral Account. The Custodian shall also establish and maintain a Revolving Loan Collateral Account, account number: AC14B3.3 (the “Revolving Loan Collateral Account”) consisting of Cash, and the following sub-accounts of the Cash Collateral Account: (i) Principal Collections Sub-account, account number: AC14B3.4, (ii) Interest Collections Sub-account, account number: AC14B3.5 and also may, with the consent of the Administrative Agent, establish and maintain one or more additional account(s) or sub‑account(s) on its books in the name of the Borrower as it deems necessary or desirable for administrative purposes with respect to the Property held by the Custodian for the benefit of the Borrower. The Custodian may, with the written consent of the Administrative Agent, appoint one or more sub‑custodian(s) as it deems necessary or desirable who shall by reason of such appointment be entitled to the same protections and immunities as provided to the Custodian hereunder. The Custodial Account, the Cash Collateral Account, the Revolving Loan Collateral Account and any additional accounts or sub‑accounts established by the Custodian pursuant to Section 2 hereof are herein, collectively, referred to as the “Accounts.” Each of the Accounts shall be a non‑interest bearing account and identified on the Custodian’s books and records as having been pledged by the Borrower to Deutsche Bank AG, New York Branch, as administrative agent under the Credit Agreement. Cash in any Account shall be invested in accordance with Section 9 hereof.
(c)    The Custodian shall hold, keep safe and protect (i) as custodian for all Property not credited to the Accounts and (ii) as custodian for the Accounts, in each case under the foregoing clauses (i) and (ii) on behalf of and for the benefit of the Borrower and the Administrative Agent, all Property and to the extent such Property constitutes Financial Assets, shall maintain those Financial Assets as Security Entitlements in favor of the Borrower; provided, however, that with respect to any non‑negotiable Instruments (including promissory notes) delivered to the Custodian thereunder, the Custodian shall hold the same exclusively as agent and bailee of the Administrative Agent. The Custodian will collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the related Account.
(d)    The Borrower and the Manager shall cooperate with the Custodian in connection with the Services to be performed by it, including in respect of the calculations relating to periodic reports or as otherwise reasonably requested hereunder. Upon reasonable request by the Custodian, each of the Borrower and the Manager further agrees to provide the Custodian from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Property and any proposed purchases, sales or other dispositions thereof as to enable the Custodian to perform its duties hereunder. Without limiting the generality of the foregoing, each of the Borrower and the Manager shall supply in a timely fashion any information maintained by it that the Custodian may from time to time reasonably request with respect to the Property, reasonably need to complete the reports required to be prepared by the Custodian hereunder or reasonably require to permit the Custodian to otherwise perform its obligations hereunder.
(e)    At the request of the Administrative Agent, the Borrower or the Manager shall review the contents of all reports, instructions and statements prepared by the Custodian in accordance with this Agreement. To the extent any of the information in such reports, instructions or statements conflicts with data or calculations in the records of the Borrower or the Manager, the

Borrower or the Manager shall use reasonable efforts to notify the Custodian and the Administrative Agent of such discrepancy and assist the Custodian in reconciling such discrepancy.
(f)    If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may request written instructions (or verbal instructions, followed by written confirmation) from the Administrative Agent as to the course of action desired by it. If the Custodian does not receive such instructions within two Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any particular courses of action; provided that the Custodian as promptly as possible notifies the Administrative Agent which course of action, if any, it has decided to take. The Custodian shall act in accordance with instructions received from the Administrative Agent after such two Business Days except (so long as it has provided the notice set forth in the prior sentence) to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.
(g)    The Custodian shall cooperate with the auditors or independent certified public accountants appointed by the Borrower or the Manager on behalf of the Borrower, and with agents of the Manager that the Manager has notified the Custodian have authority to act on the Manager’s or the Borrower’s behalf, and shall provide information in the possession of the Custodian necessary for auditing by the auditors or independent certified public accountants of the financial statements.
Section 2.    Custodian as Securities Intermediary and Depositary Bank.
(a)    The Custodian also is hereby appointed and shall serve as Securities Intermediary with respect to the Custodial Account and as Bank with respect to the Cash Collateral Account. With specific reference to this Section 2, all capitalized terms used and not defined elsewhere shall have the meanings assigned to such terms in the UCC. The Security Entitlements and all Financial Assets credited to the Custodial Account, including without limitation all Securities, Fund Investments, Financial Assets, Investment Property and other Property from time to time deposited in or credited to such Account and all proceeds thereof held from time to time in the Custodial Account will continue to be held for the Borrower by the Custodian as Securities Intermediary and all Cash credited to the Cash Collateral Account will be continue to be held for the Borrower by the Custodian as Bank. Upon the termination of this Agreement, the Administrative Agent shall inform the Custodian of such termination.
(b)    With respect to any portion of the Property, the Custodian agrees that:
(i)    it will comply with (A) any Entitlement Order originated by the Administrative Agent relating to the Custodial Account or any Financial Asset credited thereto, (B) any instruction originated by the Administrative Agent directing the disposition of Cash on deposit in the Cash Collateral Account and (C) any other instruction from the Administrative Agent in respect of the Accounts or the Property, in each case without further consent by the Borrower or any other Person. The Borrower consents and agrees to the foregoing;

(ii)    except as provided in subsection (h) below, all Property held by the Custodian for the Borrower, whether in the Accounts or otherwise, shall be subject to the exclusive custody and control of the Custodian as directed by the Administrative Agent, and the Administrative Agent shall have sole authority to direct the Custodian with respect thereto; and
(iii)    it will promptly notify the Administrative Agent, the Manager and the Borrower upon receipt of written notice that any other Person claims that it has a property interest in any Property held by the Custodian pursuant to this Agreement (whether in the Accounts or otherwise) other than the Administrative Agent.
(c)    The Custodian hereby confirms that (i) the Custodial Account is a Securities Account, (ii) the Custodian is acting as a Securities Intermediary in respect of the Custodial Account, (iii) any portion of the Property capable of being credited to the Custodial Account shall be promptly credited by the Custodian to such Account, (iv) all Securities and other Property underlying any Financial Assets credited to the Custodial Account (other than Cash) shall be registered in the name of the Custodian, endorsed to the Custodian in blank or credited to another Securities Account maintained in the name of the Custodian, (v) all Cash shall be credited to the Cash Collateral Account, (vi) the Borrower is the Bank’s Customer with respect to the Cash Collateral Account, (vii) the Cash Collateral Account is a Deposit Account, (viii) the Custodian is a Bank and is acting in such capacity in respect of the Cash Collateral Account and (ix) neither the Cash Collateral Account nor any Cash at any time held therein or credited thereto is or will be evidenced by any Instrument or constitutes or will constitute Investment Property.
(d)    In the event that the Custodian has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Property, Account or other Financial Asset or Security Entitlement credited to any Account, the Custodian hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent on behalf of itself and the Lenders. The Property credited to any Account will not be subject to deduction, set‑off, banker’s lien, or any other right in favor of any Person other than the Borrower in the case of the Accounts; provided that the Custodian may deduct from any Account amounts which were previously credited if notified that that a deposit was not cleared by reason of insufficient funds.
(e)    There are no other agreements entered into by the Custodian, acting in its capacities as Bank or Securities Intermediary, and the Custodian agrees that it will not enter into any agreement with any other Person with respect to any Account (unless agreed to in writing by the Administrative Agent and the Borrower). In the event of any conflict between this Agreement (or any provision hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail, except that in the event of any conflict between this Agreement and the Credit Agreement or the Security Agreement, in each case including any annexes, schedules and exhibits thereto, the Credit Agreement or the Security Agreement, as applicable, shall prevail.
(f)    The obligations of the Custodian hereunder shall continue until the Administrative Agent has determined that the Release Conditions have been satisfied and notified the Custodian of such event in writing.

(g)    The State of New York shall be the “securities intermediary’s jurisdiction” in respect of the Custodial Account for purposes of Section 8‑110(e) of the UCC, and the “bank’s jurisdiction” in respect of the Cash Collateral Account for purposes of Section 9‑304 of the UCC.
(h)    The Custodian shall make distributions and payments from Cash and Financial Assets credited to or on deposit in the Accounts, in each case based on the written instructions of the Administrative Agent (which written instructions the Administrative Agent shall provide to the Custodian in accordance with Section 8 hereof). The Custodian shall settle all purchases, sales or other dispositions of Property for the Borrower, in each case based on the written instructions of the Administrative Agent (which written instructions the Administrative Agent shall provide to the Custodian in accordance with Section 8 hereof). Following the delivery of a Notice of Exclusive Control, the Custodian shall not comply with any instructions of the Borrower (or the Manager on behalf of the Borrower) and shall comply only with the entitlement orders and other instructions of the Administrative Agent without the further consent of the Borrower, the Manager or any other person or entity. A “Notice of Exclusive Control” shall mean a written notice that an Event of Default has occurred and is continuing and the Secured Parties will exercise exclusive control over the Collateral Accounts substantially in the form of Exhibit A attached hereto.
(i)    If the Custodian receives written instructions pursuant to subsection (h) above by 2:00 p.m. (New York time), on any Business Day, the Custodian shall use its reasonable efforts to make such distributions or payments or settle such purchases and sales as specified in such written instructions on the same Business Day. Any instruction received after 2:00 p.m. (New York time), shall be considered received on the next Business Day.
(j)    None of the Custodian or any director, officer, employee or agent of the Custodian shall be under any liability to the Borrower or the Manager for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Custodian against any liability to such Persons which would otherwise be imposed by reason of the Custodian’s criminal conduct, fraud, willful misconduct, bad faith or gross negligence in the performance of its obligations or duties hereunder. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind which, on its face, is properly executed and submitted by any Authorized Person respecting any matters arising hereunder. The Custodian shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. An “Authorized Person” shall mean individuals whose names and specimen signatures have been provided to the Custodian by the Administrative Agent in a written notice specifying that such individuals are authorized to deliver instructions to the Custodian and any limitations on such authority.
(k)    The parties hereto agree that each item of Property (whether Investment Property, a Financial Asset, a Security, an Instrument or otherwise) credited to the Custodial Account shall be treated as a Financial Asset.
Section 3.    Compensation and Expenses.

The Custodian shall be entitled to receive, and the Borrower shall pay, on a quarterly basis, as compensation for the services rendered hereunder the fee amounts as set forth in a separate fee letter in connection herewith from the Cash Collateral Account. In addition, the Borrower shall reimburse the Custodian for all reasonable and documented out of pocket expenses incurred by it in the course of performing its obligations hereunder as set forth in such fee letter and indemnity amounts (collectively, “Custodian Expenses”) in each case as Administrative Expenses on a first priority basis before other Administrative Expenses and prior to making any distributions or payments to the Equity Owner or payments to the Manager, in accordance with Sections 4.01(g)(ii) and 6.02(d) of the Credit Agreement. Upon prior written notice to the Borrower and the Manager (which may be by facsimile), the Custodian shall be entitled to withdraw Custodian Expenses owing to it from the amounts on deposit in the Cash Collateral Account. Custodian Expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Custodian’s agents, counsel, accountants and experts. The payment obligations to the Custodian pursuant to this Section 3 shall survive the termination of this Agreement and any earlier resignation or removal of the Custodian but only to the extent of amounts incurred prior to such termination, resignation or removal.
Section 4.    Limitation of Responsibility of the Custodian and the Administrative Agent; Indemnifications.
(a)    Neither the Custodian nor the Administrative Agent shall have responsibility under this Agreement other than to render the Services expressly called for hereunder in good faith and without committing fraud or engaging in criminal conduct, willful misconduct or gross negligence.
(b)    Neither the Custodian nor the Administrative Agent shall incur liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by an Authorized Person.
(c)    The Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it in good faith; provided, however, such appointment shall not release the Custodian from its responsibility to perform its obligations hereunder.
(d)    Neither the Custodian, the Administrative Agent nor any of their affiliates, directors, officers, shareholders, agents or employees will be liable to the Manager, the Borrower or to any other Person (including as to the Custodian, the Administrative Agent), except by reason of acts or omissions by the Custodian or the Administrative Agent, as applicable, constituting criminal conduct, fraud, bad faith, willful misconduct or gross negligence.
(e)    Neither the Custodian nor the Administrative Agent shall be liable for the actions or omissions of the Borrower, the Manager or of any other Person (including as to the Custodian, the Administrative Agent), and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Manager or from another Person (including as to the Custodian, the Administrative Agent). Neither the Custodian nor the Administrative Agent shall be liable for failing to perform or delay in performing its specified duties hereunder which result from or are caused by a failure or delay on the part of the Borrower, the Manager or of another Person (including as to the Custodian, the Administrative Agent) in furnishing necessary, timely and accurate information to the Borrower or the Manager except to the extent that any failure or delay is caused by its own criminal conduct, fraud, bad faith, willful misconduct or gross negligence.
(f)    The Custodian may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or electronically transmitted instructions, documents or information) furnished to it hereunder by an Authorized Person or otherwise by the Administrative Agent and reasonably believed by it in good faith to be genuine. Neither the Custodian nor the Administrative Agent shall be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.
(g)    Neither the Custodian nor the Administrative Agent shall be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement, the Custodian or the Administrative Agent, as applicable, shall examine the same to determine whether it conforms on its face to the requirements hereof.
(h)    The Custodian shall not be deemed to have knowledge or notice of any matter unless a Responsible Officer has actual knowledge of such matter or received written notice in accordance with this Agreement. “Responsible Officer” shall mean any officer within the corporate trust office of the Custodian (or any successor group thereof) located at the address set forth in Section 13 hereof, including any director, vice president, assistant vice president, associate or officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any matter is referred because of his knowledge of and familiarity with the particular subject.
(i)    Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian or the Administrative Agent be liable for indirect, punitive, special or consequential damages of any kind whatsoever (including, but not limited to, lost profits) under or pursuant to this Agreement, or arising out of or relating to the subject matter hereof, even if the Custodian or the Administrative Agent, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)    Neither the Custodian nor the Administrative Agent shall be liable or responsible to any Person for delays or failures in performance of the Services resulting from or caused by events or circumstances beyond the reasonable control of the Custodian or the Administrative Agent, as applicable, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.
(k)    The Custodian shall not be bound to follow any amendment, modification, supplement or waiver to any agreement related to the transactions contemplated herein until it has received written notice of such amendment, modification, supplement or waiver and a copy thereof from the Administrative Agent; provided, however, that the Custodian shall not be bound by any such amendment, modification, supplement or waiver that materially adversely affects the liabilities or other obligations of the Custodian or adversely affects or otherwise modifies the compensation of the Custodian unless the Custodian shall have consented thereto. The Borrower and the Manager each agrees that it shall provide prior written notice of any amendment, modification, supplement or waiver to such agreements, if any, that materially adversely affects the obligations of the Custodian or adversely affects or otherwise modifies the compensation of the Custodian.
(l)    The Borrower shall, and hereby agrees to, indemnify, defend and hold harmless the Custodian and its affiliates, directors, officers, shareholders, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable and documented fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Custodian or its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of the Custodian’s duties or obligations under this Agreement; provided that such acts or omissions are in good faith and without criminal conduct, fraud, willful misconduct or gross negligence on the part of the Custodian.
(m)    Except to the extent expressly set forth herein (including in Schedule A), nothing herein shall (i) obligate the Custodian to determine independently whether any Property complies with certain criteria including, without limitation, whether a Fund Investment is an Eligible Investment, any such determination being based exclusively upon notification it receives from the Borrower, the Manager or the Administrative Agent or (ii) impose or imply any duty or obligation on the part of the Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any Obligor of a Fund Investment is in default or in compliance with the underlying instruments governing or securing such Fund Investment, the role of the Custodian hereunder being solely to perform only those functions as particularly described herein (including in Schedule A, as supplemented from time to time pursuant to a written agreement between the Custodian and the Administrative Agent).
(n)    None of the provisions of this Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of the Services, or in the exercise of any of its rights or powers if the Custodian shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(o)    The Custodian may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in accordance with such advice so long as such counsel or accountant, as applicable, was selected with due care.

(p)    This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Custodian.
Section 5.    Independence of the Custodian.
For all purposes of this Agreement, the Custodian shall be an independent contractor and shall not be subject to the supervision of the Borrower or the Manager with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Borrower or the Manager, the Custodian shall have no authority to act for or represent any of them in any way and shall not otherwise be deemed an agent of either of them.
Section 6.    No Joint Venture.
Nothing contained in this Agreement (i) shall constitute the Custodian, the Administrative Agent, the Manager or the Borrower, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.
Section 7.    Other Activities of Custodian.
Nothing herein shall prevent the Custodian or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a custodian for any other Person or entity even though such Person or entity may engage in business activities similar to or competitive with those of the Borrower.
Section 8.    Agreement of Administrative Agent to Seek Borrower’s Instructions and Consents.
Prior to, and if compliance with any instruction referred to below will not result in, the occurrence of a Default or an Event of Default under the Credit Agreement (including, without limitation, the failure to satisfy the conditions set forth in Section 6.02(d) of the Credit Agreement) and consistent with Section 4.01(g) thereof, the Administrative Agent hereby agrees with the Borrower that it shall (A)(i) use its commercially reasonable efforts to obtain from the Borrower or the Manager, and deliver to the Custodian, instructions in connection with (a) making and liquidating investments pursuant to Section 1(b) and Section 9 hereof and (b) deciding between alternative courses of action pursuant to Section 1(f) hereof and (ii) promptly following its receipt of instructions from the Borrower or the Manager to make distributions or payments from the Accounts or any other dispositions of Property, direct the Custodian to make such payments, distributions and dispositions in accordance with Section 2(h) hereof and (B) not take any actions to establish and maintain one or more additional accounts(s) or sub accounts(s) pursuant to Section 1(b) hereof, appoint one or more sub custodian(s) pursuant to Section 1(b) hereof or impose or imply any duty on the Custodian pursuant to Section 4(m) hereof, without the consent of the Borrower.
Section 9.    Investment of Cash in the Accounts
(a)    Cash held in any Account may, at the Borrower’s written request and direction, be invested by the Custodian in Permitted Investments; provided, however, that upon the occurrence of a Default or an Event of Default under the Credit Agreement, Cash shall be invested by the Custodian at the Administrative Agent’s written request and direction. Such investments will mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in the Credit Documents. For purposes of this Section 9, “Permitted Investments” means: (i) US Government Corporate Bond Securities or (ii) Money Market Funds; provided that, in each case, as of the date of the investment, the Maturity of such investment is less than 2 years.
(b)    In the event that at any time amounts are funded into an Account after 3:00 p.m. (New York time) on any Business Day, the Custodian shall have no obligation to invest or reinvest such amounts on the date on which such amounts are funded. A direction from the Administrative Agent with respect to the investment of amounts received into an Account after 3:00 p.m. (New York time) shall be deemed to apply for the following Business Day.
(c)    If any Cash is required for the making of any transfer, disbursement or withdrawal in accordance with the Credit Documents, the Administrative Agent shall cause Permitted Investments to be sold or otherwise liquidated into Cash (without regard as to maturity) as and to the extent necessary in order to make such transfers, disbursements or withdrawals.
(d)    Neither the Custodian nor the Administrative Agent shall be liable to the Borrower as a result of any loss or penalties relating to investment of Cash in the Accounts (including any loss or penalties relating to redemption of Permitted Investments prior to the maturity thereof).
(e)    For purposes of determining responsibility for any income tax payable on account of any income or gain on any Permitted Investments hereunder, such income or gain shall be for the account of the Borrower.
(f)    The Custodian and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Custodian’s economic self‑interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or sub‑custodian with respect to certain Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be an amount that is reimbursable or payable pursuant to this Agreement. The Custodian shall not be liable for the selection of investments or for investment losses incurred thereon and shall have no obligation to invest or cause to be invested any funds held in any Accounts under this Agreement in the absence of timely written direction. Further, the Administrative Agent shall not be liable for the selection of investments or for investment losses incurred thereon and shall have no obligation to direct the Custodian to invest any funds held in any Accounts in the absence of a binding written instruction from the Borrower or the Manager in accordance with Section 8 hereof.
Section 10.    Term of Agreement.
This Agreement shall continue in force until the Administrative Agent has confirmed in writing that all the Release Conditions have been satisfied (such confirmation not to be unreasonably withheld or delayed).
Section 11.    Resignation and Removal of Custodian.
(a)    Subject to subsection (d) below, the Custodian may resign its duties hereunder by providing the Administrative Agent, the Borrower and the Manager with at least 60 days’ prior written notice, unless it has received notice of any amendment, modification, supplement or waiver to any related agreement that materially adversely affects the obligations of the Custodian or adversely affects or otherwise modifies the compensation of the Custodian as set forth in Section 4(k) hereof, in which case the Custodian may resign its duties hereunder upon 10 days’ prior written notice to such parties.
(b)    Subject to subsection (d) below, the Borrower or the Manager may, with the written consent of the Administrative Agent, remove the Custodian without cause by providing the Custodian and the Administrative Agent with at least 60 days’ prior written notice.
(c)    Subject to subsection (d) below, the Borrower or the Manager may, with the written consent of the Administrative Agent, remove the Custodian immediately upon written notice of termination to the Custodian and the Administrative Agent if any of the following events shall occur:
(i)    the Custodian shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 30 days (or, if such default cannot be cured in such time, shall not give within 30 days such assurance of cure as shall be reasonably satisfactory to the Borrower or the Manager);
(ii)    the Custodian is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding‑up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(iii)    a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 30 days, in respect of the Custodian in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Custodian or any substantial part of its property or order the winding up or liquidation of its affairs; or
(iv)    the Custodian shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Custodian or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.
The Custodian agrees that if any of the events specified in subsections (ii), (iii) or (iv) of this Section 11 shall occur, it shall give written notice thereof to the Administrative Agent, the Borrower and the Manager within two Business Days after the occurrence of such event.
(d)    Except for a removal pursuant to subsection (c) above, no resignation or removal of the Custodian pursuant to this Section 11 shall be effective until (i) a successor Custodian shall have been appointed by the Borrower or the Manager and approved by the Administrative Agent and (ii) such successor Custodian shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Custodian is bound hereunder (with such modifications as are agreed upon by the successor Custodian, the Administrative Agent, the Borrower and the Manager). If a successor Custodian does not assume the duties of the Custodian hereunder within 60 days after the retiring Custodian resigns or is removed, the retiring Custodian, the Administrative Agent, the Borrower or the Manager may petition a court of competent jurisdiction for the appointment of a successor Custodian.
(e)    Any successor to the Custodian shall be bound automatically by the terms and provisions of this Agreement upon becoming the successor thereof.
Section 12.    Action upon Termination, Resignation or Removal of the Custodian.
Promptly upon the effective date of the resignation or removal of the Custodian pursuant to Section 11 hereof, respectively, the Custodian shall be entitled to be paid all expenses accruing to it to the date of such termination, resignation or removal. The Custodian shall forthwith deliver to, or as directed by, the Administrative Agent upon such resignation or removal of the Custodian pursuant to Section 11, all Property and related documents then in the custody of the Custodian, and the Custodian shall cooperate with the Administrative Agent, the Borrower, the Manager and any successor Custodian, and take all reasonable steps requested by the Administrative Agent to assist in making an orderly transfer of the duties of the successor Custodian.
Section 13.    Notices.
Any notice, report or other communication given hereunder shall be in writing and addressed as follows:
(a)    if to the Borrower, to
ACAS Funding II, LLC
2 Bethesda Metro Center, 14th Floor

Bethesda, MD 20814
Attention: Secretary
Telephone:
Facsimile:
Electronic Mail:

(b)    if to the Custodian, to
Deutsche Bank Trust Company Americas
Structured Credit Services – ACAS Funding II, LLC
1761 East St. Andrew Place
Santa Ana, CA 92705‑4934
Attention:
Email Address:
(c)    if to the Manager, to
American Capital Leveraged Finance Management, LLC
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
Attention: Secretary
Telephone:
Facsimile:
Electronic Mail:
(d)    if to the Administrative Agent, to
Deutsche Bank AG, New York Branch
60 Wall Street
New York, NY 10005
Attention:
Email Address:
Facsimile:
or to such other address as any party shall have provided to the other parties in writing. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given if such notice is mailed by first class mail, postage prepaid, hand delivered, sent by overnight courier service guaranteeing next day delivery or by electronic mail in legible form to the address of such party as provided above.
Section 14.    Representations and Warranties.

(a)    The Borrower hereby represents and warrants to the Administrative Agent, on behalf of itself and the Lenders, and the Custodian as follows:
(i)    The Borrower has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation/formation and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performances of all obligations imposed upon it hereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Borrower, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Borrower in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Borrower and all other parties hereunder, will constitute, the legally valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Borrower and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(ii)    The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Borrower, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Borrower, or the governing instruments of, or any securities issued by, the Borrower or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or by which the Borrower or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Borrower and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
(b)    The Custodian hereby represents and warrants to the Borrower and the Administrative Agent, on behalf of itself and the Lenders, as follows:
(i)    The Custodian is a New York banking corporation duly organized and validly existing under the laws of the state of New York and has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of the Custodian, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Custodian in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Custodian and all other parties hereunder, will constitute, the legally valid and binding obligations of the Custodian enforceable against the Custodian in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Custodian and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(ii)    The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Custodian, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Custodian, or the articles of association or by‑laws of the Custodian or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Custodian is a party or by which the Custodian may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Custodian or its ability to perform its obligations under this Agreement.
Section 15.    Amendments.
This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Administrative Agent, the Borrower, the Manager and the Custodian in writing.
Section 16.    Successor and Assigns.
This Agreement may not be assigned by the Custodian unless such assignment is previously consented to in writing by the Administrative Agent, the Borrower and the Manager. An assignment with such consent and confirmation, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Custodian hereunder.
Section 17.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
(i)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE

COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREUNDER IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON‑EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURT LACKS JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER IT. EACH OF THE PARTIES HEREUNDER (EXCEPT THE CUSTODIAN) FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY HAND DELIVERY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 13. EACH OF THE PARTIES HEREUNDER (EXCEPT THE CUSTODIAN) HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE CUSTODIAN TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR THE MANAGER IN ANY OTHER JURISDICTION.
(ii)    EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(iii)    EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 18.    Headings.
The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 19.    Counterparts.
This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.
Section 20.    Severability.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 21.    Not Applicable to Deutsche Bank Trust Fund Americas in Other Capacities.
Nothing in this Agreement shall affect any right, benefit or obligation Deutsche Bank Trust Company Americas may have in any other capacity.
Section 22.    Benefit of Agreement.
It is expressly agreed that in performing its duties under this Agreement, the Custodian will act for the benefit of the Administrative Agent and the Borrower, and that such obligations on the part of the Custodian shall be enforceable at the instance of the Borrower or the Administrative Agent as applicable as set forth herein.
Section 23.    Compliance with Applicable Anti‑Terrorism and Anti‑Money Laundering Regulations.
In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Custodian is required to obtain, verify, and record and update certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Custodian to comply with Applicable Law.
[Signatures begin on the next page]

IN WITNESS WHEREOF, the parties have caused this Custodial Agreement to be duly executed and delivered as of the day and year first above written.
ACAS FUNDING II, LLC, as Borrower

By:	/s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Executive Vice President and Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, solely as Custodian

By:	/s/ Thomas Ji
Name: Thomas Ji
Title: Authorized Signer
By: /s/ Wolfram Thiele
Name: Wolfram Thiele
Title: Authorized Signer

AMERICAN CAPITAL LEVERAGED FINANCE MANAGEMENT, LLC, as Manager

By:	/s/ Samuel A. Flax
Name: Samuel A. Flax
Title: Executive Vice President and Secretary

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By	/s/ Ian R. Jackson
Name: Ian R. Jackson
Title: Director

By:	/s/ Satish Ramakrishnan
Name: Satish Ramakrisnan
Title: Managing Director

SCHEDULE A
Services to be performed by the Custodian
The Custodian shall perform the functions from time to time that are specifically set forth below by express reference to the Custodian. For the avoidance of doubt, the functions set forth in this Schedule A are solely for the benefit and use of the Custodian and shall have no effect and the rights and obligations of the Administrative Agent, the Borrower and the Manager under the Credit Documents. As between the Administrative Agent, the Borrower and the Manager, in the event of any inconsistency between the terms of this Schedule A and any other Credit Document, the terms of such other Credit Document shall prevail.
Section 24.    Funding the Account
(a)    Issuance of Equity/Membership Interests:
(i)    The Custodian confirms wires and credits the Cash Collateral Account, as instructed in writing by the Equity Owner or the Manager.
(b)    Issuance of Loans:
(i)    The Borrower requests amount for which it wants to draw under the Credit Agreement by email to the Custodian and Deutsche Bank Client Service Representative (_____________) (“CSR”) and copies Deutsche Bank ComplexPB (________________, _______________, _______________ and any persons whose names and email addresses are supplied by the Administrative Agent to the Borrower from time to time) (“ComplexPB”);
(ii)    Follow procedures under paragraph 8 (Cash Payment Procedures) below;
(iii)    Once approved by CSR, CSR will issue a notice (Exhibit A to the Credit Agreement: Borrowing Request) to Deutsche Bank Loan Operations (________________,  _________________, _________________, ___________ and any persons whose names and email addresses are supplied by the Administrative Agent to the Borrower from time to time and by fax to (732) 380‑ 3359) (“Loan Operations”) to fund under the Credit Agreement the agreed/approved amount;
(iv)    Loan Operations shall provide Cash to the Cash Collateral Account that Business Day so long as the approved Borrowing Request is received by 3:00 p.m. (New York time) by Loan Operations. Amounts to be credited to the Cash Collateral Account.
Section 25.    Equity Distributions
(a)    The Borrower submits a request to draw out equity in an email to the Custodian and CSR and copies ComplexPB;

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(b)    Borrower to represent in an email to the Custodian and CSR and copies to ComplexPB and the Administrative Agent that all conditions to making such a request in accordance with Sections 6.02(d) and (o) of the Credit Agreement have been satisfied;
(c)    CSR to confirm with the Administrative Agent that the Borrower may request such a distribution in accordance with Sections 6.02(d) and (o) of the Credit Agreement;
(d)    CSR to check with ComplexPB on reserve amounts;
(e)    Follow procedures under paragraph 8 (Cash Payment Procedures) below; and
(f)    Once approved by CSR and the Custodian receives written notice thereof, the Custodian shall wire out funds from the Cash Collateral Account to a pre‑authorized account of the Manager as provided to the Custodian in writing.
Section 26.    Cure Process for Overcollateralization Breach
(a)    CSR to monitor account daily for sufficient margin and issue call (at least once), if in deficit, before noon (New York Time);
(b)    If ever in a deficit, CSR to inform the Borrower and the Manager and copy the Custodian and Administrative Agent;
(i)    If instructed before 11:00 a.m. (New York time), funds or Eligible Investments, as the case may be, must be deposited by the Borrower by 5:00 p.m. (New York time); and
(ii)    If after 11:00 a.m. (New York time), funds or Eligible Investments, as the case may be, must be deposited by the Borrower before 12:00 p.m. (New York time) the next Business Day.
(c)    The Custodian to notify CSR and ComplexPB and copy the Administrative Agent when wire comes in or Eligible Investment is deposited, as the case may be, and confirm amount or Market Value of the Eligible Investment;
(d)    If the Borrower does not meet deadline, CSR and ComplexPB must be notified by the Custodian within 30 minutes of missed deadline.
Section 27.    Monthly Settlement
(a)    On the 7th Business Day prior to each Payment Date, the Custodian shall calculate the LIBOR Rate in effect for such Interest Period;
(b)    Once the LIBOR Rate is calculated, the Custodian to inform Loan Operations of this rate;

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(c)    Loan Operations shall calculate the accrued interest using 160 bps as the Applicable Margin and the LIBOR Rate provided by the Custodian under (b) above;
(d)    Two Business Days prior to the Payment Date, Loan Operations to reach out to the Borrower to settle any outstanding interest owed to the Lenders.
Section 28.    Trading Procedures
(a)    Trade Ticket Process
(i)    If a trade proposed by the Borrower is approved by ComplexPB, the Borrower sends a trade ticket to the Custodian for processing and sends copies to ComplexPB.
(b)    Trade Funding Process
Subject to Section 6 below and consistent therewith:
(i)    Prior to scheduling a settlement date, the Borrower or the Manager will send the Custodian the funding memo, the assignment agreement, the purchase and sale agreement (as applicable) and the trade confirmation (collectively, for purposes of this Section 5(b)(i), the “Trade Documentation”) for review so that the Custodian can confirm the terms of the trade by comparing the Trade Documentation to the pre‑approved trading ticket for price, quantity, credit, delayed comp, par vs distressed. The Custodian will make the Trade Documentation available to the Administrative Agent upon request. All of the Trade Documentation shall be executed by both counterparties and, if required, the administrative agent with respect to the applicable position (the “Agent”). The Custodian shall confirm that there is sufficient cash in the Accounts to fund the transaction. The Custodian will determine if the terms of the funding memo match the pre‑approved trading ticket and, if not, will notify the Administrative Agent;
(ii)    If there is a match and sufficient funds pursuant to (i) above and the transaction is a Buy transaction, the Custodian will obtain approval from CSR to wire out funds. However, if there is no match or insufficient funds pursuant to (i) above, the Custodian will not proceed with the funding process;
(iii)    Follow procedures under paragraph 8 (Cash Payment Procedures) below;
(iv)    If the funding memo is approved and CSR has approved the payment, the Custodian will wire out funds to the counterparty to settle the trade, or on a sale, the Custodian will send out the assignment agreement signed by the Custodian on behalf of the Borrower (pursuant to the power of attorney granted to the Custodian); cash wire and assignment agreement to be delivered in conjunction on the same day; failure of concurrent delivery shall be noticed by Custodian to ComplexPB that day by 7:00 p.m. (New York time);

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(v)    Once the position is settled, the Custodian will establish information on a database with respect to such trade and receive loan activity information from the Agent;
(vi)    For Sell trades, the Custodian will notify ComplexPB of any loan assignment which would require assignment of the loan prior to the cash being received.
Section 29.    Loan Closing Procedures
(a)    Obtaining contact details for the Agent to verify authorized signatories’

signatures must be obtained internally at Loan Operations and provided to the Custodian;
(b)    Unless the Custodian and Agent have access to the fully-executed Trade Documentation on the trade settlement date, the Custodian must follow up with the Agent to confirm the Borrower’s position within one Business Day following the settlement date;
(c)    In the event the Agent is an entity that the Administrative Agent or Custodian has never dealt with previously, then the Agent entity must be taken through the standard DB KYC process.
Section 30.    Report:
(a)    Trade Processing File
(i)    The Manager will provide the Custodian with a daily file each day by 6:00 p.m. (New York time), and shall also deliver such daily file by email to Complex PB, _____________, ____________, ____________________and ______________, the same shall be uploaded by the Custodian to the GPF FTP site by 6:30 p.m. (New York time) each day.
(b)    Static Data file
(i)    The Custodian to send an excel position file to ComplexPB by 6:30 p.m. (New York time) each day. This file will include the following trade‑date position information organized by columns:
(1)    Ticker
(2)    Quantity
(3)    Trade Date
(4)    Settle Date
(5)    Description
(6)    Coupon

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(7)    Base Rate
(8)    Maturity Date
(9)    Issue Size
(10)    Industry
(11)    Purchase Price
and if the following information is on the trade ticket:
(12)    Is PIK
(13)    Is Subordinated Loan
(14)    Is Second Lien Loan
Section 31.    Cash Payment Procedures (for any removal of Cash from the Cash Collateral Account)
(a)    Once notified of withdrawal request or advance by the Borrower, the Custodian shall notify CSR with any fundings/inflows/ outflows scheduled to happen that day which may deviate cash levels from overnight run;
(b)    CSR to get approval from ComplexPB;
(c)    CSR and ComplexPB shall respond to the Custodian and advise if withdrawal is allowable unless the payment is a payment of fees to the Custodian or is a funding for a trade closing in accordance with paragraph 5(b) above.
Section 32.    Accounts to be Established by The Custodian
(a)    The Custodian shall establish and maintain the following accounts (and any other accounts or sub‑accounts established in accordance with this Agreement):
(i)    Custodial Account
(ii)    Cash Collateral Account
(iii)    Revolving Loan Collateral Account
(b)    The Custodian shall establish and maintain the following sub‑accounts of the Cash Collateral Account:
(i)    Principal Collections Sub‑account

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(ii)    Interest Collections Sub‑account
(c)    Prepare and make available to the Borrower and the Administrative Agent a daily cash workbook as to the daily cash activity;
(d)    Track and identify the daily cash and investment activity in the Accounts;
(e)    Make investments as instructed by the Administrative Agent pursuant to Section 1(b) and Section 9 of this Agreement and settle transactions pursuant to Section 2(i) of this Agreement.
Section 33.    Other Services
(a)    Notify the Borrower and the Administrative Agent upon receiving any documents, legal opinions, reports, notices, requests or other information affecting the Fund Investments and, upon request, provide copies thereof;
(b)    Cooperate with the Borrower and the Administrative Agent to provide any information in the Custodian’s possession reasonably requested.
(c)    Provide such other services to the Administrative Agent in connection with the Credit Documents as agreed in writing between the Administrative Agent and the Custodian which may be in the form of a supplement to this Schedule A, at the Borrower’s expense.

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EXHIBIT A
Form of Notice of Exclusive Control
Deutsche Bank Trust Company Americas
Structured Credit Services – ACAS Funding II, LLC
1761 East St. Andrew Place
Santa Ana, CA 92705‑4934
Attention:
Re:    Notice of Exclusive Control

We refer to the Custodial Agreement, dated as of October 30, 2014 (as amended and in effect from time to time, the “Custodial Agreement”), among ACAS Funding II, LLC, as Borrower, American Capital Leveraged Finance Management, LLC, as Manager, Deutsche Bank AG, New York Branch, as Administrative Agent, and Deutsche Bank Trust Company Americas, as Custodian. Unless otherwise provided herein, capitalized terms used in this notice have the meanings assigned to them in the Credit Agreement.

We hereby issue a Notice of Exclusive Control with respect to the Borrower pursuant to the Custodial Agreement. We certify that an Event of Default under the Credit Agreement has occurred and is continuing with respect to all transactions thereunder applicable to the Borrower. The Custodian is hereby instructed to comply with all entitlement orders and other instructions, including without limitation instructions to settle all purchases, sales or other dispositions of Property for the Borrower, in each case, based solely on the written instructions of the Administrative Agent without the consent of the Borrower.

Sincerely,

DEUTSCHE BANK AG, NEW YORK BRANCH

By: _____________________________
Name:
Title:

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